UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-A
FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR 12(g) OF THE
SECURITIES EXCHANGE ACT OF 1934
CROSSTEX ENERGY, L.P.
(Exact name of registrant as specified in its charter)

Delaware	10-1616605
(State of incorporation or organization)	(I.R.S. Employer I.D. No.)

2501 Cedar Springs	75201
Dallas, Texas	(Zip Code)
(Address of principal executive offices)
     If this Form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box. ☐
     If this Form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box. ☑
     Securities Act registration statement file number to which this form relates: 333-135951.
     Securities to be registered pursuant to Section 12(b) of the Act: None.
     Securities to be registered pursuant to Section 12(g) of the Act:

Title of each class	Name of each exchange on which
to be so registered	each class is to be registered

Senior Subordinated Series C Units	None

Item 1. Description of Registrant’s Securities to be Registered
Item 2. Exhibits
SIGNATURE

Item 1. Description of Registrant’s Securities to be Registered.
     The class of securities to be registered hereby are the senior subordinated series C units representing limited partnership interests (the “Senior Subordinated Series C Units”) of Crosstex Energy, L.P., a Delaware limited partnership (the “Partnership”). A description of the Partnership’s Senior Subordinated Series C Units is set forth under the captions “Description of the Common Units,” “Description of the Senior Subordinated Series C Units,” “Description of Our Partnership Agreement” and “Material Tax Consequences” in the prospectus that constitutes a part of the Partnership’s Registration Statement on Form S-3 (Registration No. 333-135951), initially filed with the Securities and Exchange Commission on July 21, 2006, and such prospectus shall be deemed to be incorporated herein by reference.
Item 2. Exhibits.
     The following exhibits to this Registration Statement on Form 8-A are incorporated by reference from the documents specified which have been filed with the Securities and Exchange Commission.

Exhibit	Description

1.	Partnership’s Registration Statement on Form S-3 (File No. 333-135951) (filed with the Securities and Exchange Commission on July 21, 2006 and incorporated herein by reference).

2.	Certificate of Limited Partnership of Crosstex Energy, L.P. (filed as Exhibit 3.1 to the Partnership’s Registration Statement on Form S-1 (File No. 333-97779), filed on August 7, 2002 and incorporated herein by reference).

3.	Fifth Amended and Restated Agreement of Limited Partnership of Crosstex Energy, L.P., dated as of June 29, 2006 (filed as Exhibit 3.1 to the Partnership’s Current Report on Form 8-K filed on July 6, 2006 (File No. 000-50067) and incorporated herein by reference).

4.	Specimen Unit Certificate for the common units (filed as Exhibit 4.1 to the Partnership’s Registration Statement on Form S-1 (File No. 333-97779), filed on August 7, 2002 and incorporated herein by reference).

5.	Specimen Unit Certificate for the senior subordinated series C units (filed as Exhibit 4.8 to the Partnership’s Registration Statement on Form S-3 (File No. 333-135951), filed on July 21, 2006 and incorporated herein by reference).

6.	Senior Subordinated Series C Unit Purchase Agreement, by and among Crosstex Energy, L.P. and each of the Purchasers set forth on Schedule A thereto (filed as Exhibit 10.1 to the Partnership’s Current Report on Form 8-K filed on May 17, 2006 (File No. 000-50067) and incorporated herein by reference).

Exhibit	Description

7.	Registration Rights Agreement, by and among the Partnership and each of the Purchasers set forth on Schedule A thereto (filed as Exhibit 4.1 to the Partnership’s Current Report on Form 8-K filed on July 6, 2006 (File No. 000-50067) and incorporated herein by reference).

SIGNATURE
     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

CROSSTEX ENERGY, L.P.

	By:	Crosstex Energy GP, L.P.
Its General Partner
	By:	Crosstex Energy GP, LLC
Its General Partner

Date: August 4, 2006	By:	/s/ William W. Davis Name: William W. Davis
Title: Executive Vice President and Chief Financial Officer